Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common shares, no par value per share		(1)	(2)	(3)

	Equity	Preferred shares, no par value per share		(1)	(2)	(3)

	Debt	Debt securities		(1)	(2)	(3)

	Other	Warrants		(1)	(2)	(3)

	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$350,000,000	0.00014760	$51,660

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts				—	$350,000,000	—	$51,660

	Total Fees Previously Paid							—

	Total Fee Offsets							$32,445

	Net Fee Due							$19,215

(1)

There are being registered hereunder such indeterminate number, as the case may be, of common shares, preferred shares, debt securities and warrants as shall have an aggregate initial offering price not to exceed $350,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common shares, preferred shares, and debt securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the Securities Act, the shares being registered hereunder include such indeterminate number of common shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per unit of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

On July 1, 2021, the registrant filed a registration statement on Form S-3ASR (File No. 333-257668) with the SEC (the “Initial 2021 Registration Statement”), which was subsequently amended by Post-Effective Amendment No. 1 to the registration statement on Form S-3, filed with the SEC on March 1, 2022 (“Post-Effective Amendment No. 1”), Post-Effective Amendment No. 2 to the registration statement on Form S-3, filed with the SEC on March 1, 2022 (“Post-Effective Amendment No. 2”), and Post-Effective Amendment No. 3 to the registration statement on Form S-3, filed with the SEC on March 7, 2022 (the Initial 2021 Registration Statement as so amended, the “2021 Registration Statement”), registering the issuance of up to $350,000,000 of common shares, preferred shares, debt securities and warrants (the “2021 Securities”). The 2021 Registration Statement was declared effective on April 25, 2022. A filing fee of $32,445.00 with respect to an aggregate of $350,000,000 of the 2021 Securities was paid in connection with the filing of the 2021 Registration Statement on March 1, 2022, when the registrant filed Post-Effective Amendment No. 1. Pursuant to Post-Effective Amendment No. 2, the 2021 Registration Statement was converted from an automatic shelf registration statement on Form S-3ASR to a non-automatic shelf registration statement on Form S-3. The registrant has not sold any 2021 Securities pursuant to the 2021 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities is $32,445.00.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $350,000,000 of securities being registered hereby in the amount of $51,660 is offset by $32,445.00 in registration fees previously paid by the registrant with respect to the 2021 Securities that were registered but not issued pursuant to the 2021 Registration Statement. Concurrently with the filing of this registration statement, any offering of the unsold 2021 Securities pursuant to the 2021 Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Repare Therapeutics Inc.	S-3-ASR	333-257668	July 2, 2021		(1)	Unallocated (Universal) Shelf	N/A	(1)

Fee Offset Sources	Repare Therapeutics Inc.	POSASR	333-257668		March 1, 2022	$32,445 (1)	—	—	$350,000,000 (1)	$32,445 (1)

Fee Offset Sources	Repare Therapeutics Inc.	POS AM	333-257668		March 2, 2022					—

Fee Offset Sources	Repare Therapeutics Inc.	POS AM	333-257668		March 7, 2022					—

(1)	See Note (4) under Table 1 above.